CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Medinotec, Inc. (the “Company”) on Form 10-Q for the quarter ended August 31, 2024 filed with the Securities and Exchange Commission (the “Report”), I, Gregory Vizirgianakis, Chief Executive Officer, and I, Pieter van Niekerk, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Gregory Vizirgianakis
Name:	Gregory Vizirgianakis
Title:	Chief Executive Officer and Principal Executive Officer
Date:	October 15, 2024

By:	/s/ Pieter van Niekerk
Name:	Pieter van Niekerk
Title:	Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
Date:	October 15, 2024

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.